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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 2003 (except Note 12, as to which the date is October 21, 2003) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-110923) and related Prospectus of Corgentech Inc. for the registration of shares of its common stock.

Palo Alto, California
January     , 2004

        The foregoing consent is in the form that will be signed upon the completion of the approval of the reverse stock split described in Note 12 to the financial statements.

/s/  ERNST & YOUNG LLP

Palo Alto, California
January 19, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS